Exhibit 99.1

Frontier Delivers Another Quarter of Record Operational Results

Reports Third-Quarter 2022 Financial Results, Raises Cost Saving Target

NORWALK, Conn., November 2, 2022 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) reported third-quarter 2022 results today.

“We delivered another quarter of record-breaking operational results,” said Nick Jeffery, President and Chief Executive Officer of Frontier. “Our team set a new pace for building and selling fiber this quarter. At the same time, we radically simplified our business and delivered significant cost savings ahead of plan. This is a sign of a successful turnaround.

“Our team has rallied around our purpose of Building Gigabit America and is laser-focused on executing our fiber-first strategy.  As the second-largest fiber builder and the largest pure-play fiber provider in the country, we are well-positioned to win.”

Third-quarter 2022 Highlights1

•	Built fiber to a record 351,000 locations to reach a total of 4.8 million fiber locations, nearly halfway to our target of 10 million fiber locations
•	Added a record 66,000 fiber broadband customers, resulting in fiber broadband customer growth of 15.8% compared with the third quarter of 2021
•	Revenue of $1.44 billion, net income of $120 million, and Adjusted EBITDA of $508 million
•
Capital expenditures of $772 million, including $18 million of subsidy-related build capital expenditures, $442 million of non-subsidy-related build capital expenditures, and $170 million of customer-acquisition capital expenditures.

•	Net cash from operations of $284 million, driven by healthy operating performance and increased focus on working capital management
•	Nearly achieved our $250 million gross annual cost savings target more than one year ahead of plan, enabling us to raise our target to $400 million by the end of 2024

Third-quarter 2022 Consolidated Financial Results

Frontier reported consolidated revenue for the quarter ended September 30, 2022, of $1.44 billion, an 8.4% decline compared with the quarter ended September 30, 2021, as growth in consumer fiber broadband was offset by declines in subsidy, video, voice, and wholesale.

•	Consolidated revenue growth was particularly impacted by the expiration of CAF II funding at the end of the fourth quarter of 2021
•
Excluding subsidy-related revenue, consolidated revenue for the quarter ended September 30, 2022, declined 4.5% compared with the quarter ended September 30, 2021, an improvement in the year-over-year rate of decline reported for the quarter ended June 30, 2022

1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures of performance. See “Non-GAAP Measures” for a description of these measures and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income/(loss).

Third-quarter 2022 operating income was $169 million and net income was $120 million.

Adjusted EBITDA was $508 million and Adjusted EBITDA margin was 35.2%, compared to Adjusted EBITDA of $587 million and Adjusted EBITDA margin of 37.2% in the third quarter of 2021.2  The year-over-year decline in Adjusted EBITDA and Adjusted EBITDA margin was primarily driven by revenue declines and higher energy-related costs, partially offset by lower video content expense, lower selling, general and administrative expenses, and cost-saving initiatives.

Capital expenditures were $772 million, an increase from $377 million in the third quarter of 2021, as fiber expansion initiatives accelerated.

Third-quarter 2022 Consumer Results

•	Consumer revenue of $785 million declined 1.9% from the third quarter of 2021, as strong growth in fiber broadband was offset by declines in legacy video, voice, and other
•	Consumer fiber revenue of $424 million increased 3.6% over the third quarter of 2021, as growth in consumer broadband revenue offset declines in voice, video, and other
•	Consumer fiber broadband revenue of $278 million increased 14.4% over the third quarter of 2021, driven by growth in fiber broadband customers
•
Consumer fiber broadband customer net additions of 64,000, a two-fold increase from the third quarter of 2021, resulted in consumer fiber broadband customer growth of 16.3% from the third quarter of 2021

•	Consumer fiber broadband customer churn of 1.60% increased from 1.56% in the third quarter of 2021, primarily due to higher involuntary disconnects
•
Consumer fiber broadband ARPU of $62.97 declined 0.6% from the third quarter of 2021, as price increases and speed upgrades were offset by the introduction of autopay and gift-card incentives in the third quarter of 2021.  Excluding the impact of gift-card accounting, consumer fiber broadband ARPU increased 1.6% over the third quarter of 2021

2 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures of performance. See “Non-GAAP Measures” for a description of these measures and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income/(loss).

Third-quarter 2022 Business and Wholesale Results

•	Business and wholesale revenue of $641 million declined 7.5% from the third quarter of 2021, primarily due to declines in our copper footprint
•	Business and wholesale fiber revenue of $267 million increased 1.1% sequentially, but declined 2.9% from the third quarter of 2021
•	Business fiber broadband customer churn of 1.36% increased from 1.26% in the third quarter of 2021
•	Business fiber broadband ARPU of $107.28 increased 2.4% from the third quarter of 2021

Capital Structure

As of September 30, 2022, Frontier had total liquidity of $3.3 billion, including a cash and short-term investments balance of approximately $2.6 billion and $0.8 billion of available borrowing capacity on its revolving credit facility. Frontier’s net leverage ratio for the four quarters ended September 30, 2022, was approximately 3.1x.3 Frontier has no long-term debt maturities prior to 2027.

2022 Outlook4

Frontier today reaffirmed its operational and financial guidance expectations for 2022.

Frontier’s guidance for the full year 2022 is:

•	Adjusted EBITDA of $2.05 - $2.15 billion
•	Fiber build of 1.1 - 1.2 million new locations
•	Cash capital expenditures of $2.50 - $2.60 billion
•	Cash taxes of approximately $20 million
•	Net cash interest payments of approximately $485 million
•	Cash pension and OPEB expense of approximately $75 million (net of capitalization)
•	Cash pension and OPEB contributions, including a catch-up from contribution waivers during bankruptcy, of approximately $135 million

Conference Call Information

As previously announced, Frontier will host a conference call with the financial community to discuss third-quarter 2022 results today, November 2, 2022, beginning at 8:30 a.m. Eastern Time.

3 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.
4  The operational and financial guidance expectations for 2022 comprise forward-looking statements related to future events.  See “Forward-Looking Statements” below.  Projected GAAP financial measures and reconciliations of projected non-GAAP financial measures are not provided herein because such GAAP financial measures are not available on a forward-looking basis and such reconciliations could not be derived without unreasonable effort.

The conference call webcast and presentation materials are accessible through Frontier’s Investor Relations website and will remain archived at this location.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401 225 0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com

About Frontier

Frontier is a leading communications provider offering gigabit speeds to empower and connect millions of consumers and businesses in 25 states. It is building critical digital infrastructure across the country with its fiber-optic network and cloud-based solutions, enabling connections today and future proofing for tomorrow. Rallied around a single purpose, Building Gigabit AmericaTM, the company is focused on supporting a digital society, closing the digital divide, and working toward a more sustainable environment. Frontier is preparing today for a better tomorrow. Visit www.frontier.com.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and preferred stock dividends are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents and short-term investments) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This release contains "forward-looking statements" related to future events, including the reaffirmed 2022 financial and operational outlook. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, our outlook with respect to future operating and financial performance, expected results from our implementation of strategic and cost savings initiatives, and our ability to comply with the covenants in the agreements governing our indebtedness and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA relative to historical levels that we are unable to offset; our ability to successfully implement strategic initiatives, including our fiber buildout and other initiatives to enhance revenue and realize productivity and service improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost effective manner; potential disruptions in our supply chain and the effects of inflation resulting from the COVID-19 pandemic, the global microchip shortage, or otherwise, which could adversely impact our business and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirement and cash paid for income taxes and liquidity; competition from cable, wireless and wireline carriers, satellite, fiber “overbuilders” and OTT companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; risks related to disruption in our networks, infrastructure and information technology that result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; our ability to retain or attract new customers and to maintain relationships with customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and non-switched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all;  the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies, including participation in the proposed RDOF program; our ability to comply with the applicable CAF II and RDOF requirements and the risk of penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation and potentially unfavorable results from current pending and future litigation; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the likelihood that our historical financial information may no longer be indicative of our future performance and our implementation of fresh start accounting; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including, but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, increased fuel and electricity costs, the cost of borrowing, or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, including the COVID-19 pandemic, natural disasters, economic or political instability or other adverse public health developments, potential adverse impacts of the COVID-19 pandemic on our business and operations, including potential disruptions to the work of our employees arising from health and safety measures such as social distancing, working remotely and recent applicable federal, state, and local mandates, and prohibitions, our ability to effectively manage increased demand on our network, our ability to maintain relationships with our current or prospective customers and vendors as well as their abilities to perform under current or proposed arrangements with us; risks associated with our emergence from the Chapter 11 Cases, including, but not limited to, the continuing effects of the Chapter 11 Cases on us and our relationships with our suppliers, customers, service providers or employees and changes in the composition of our board of directors and senior management;  volatility in the trading price of our common stock, which has a limited trading history; substantial market overhang from the substantial common stock holdings by our former creditors issued in the Chapter 11 reorganization; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our company; and certain other factors set forth in our other filings with the SEC.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q.  These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements.  We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the	For the	For the
	three months ended	three months ended	three months ended
	September 30,	June 30,	September 30,
($ in millions and shares in thousands, except per share amounts)	2022	2022	2021
	(Successor)	(Successor)	(Successor)

Statements of Income Data
Revenue	$1,444	$1,459	$1,576

Operating expenses:
Cost of service	544	546	590
Selling, general, and administrative expenses	431	427	421
Depreciation and amortization	296	290	273
Restructuring costs and other charges	4	30	8
Total operating expenses	1,275	1,293	1,292

Operating income	169	166	284

Investment and other income (loss), net	211	122	(37)
Pension settlement costs	(50)	-	-
Interest expense	(135)	(118)	(90)

Income before income taxes	195	170	157
Income tax expense	75	69	31

Net income	$120	$101	$126

Weighted average shares outstanding - basic	244,984	244,723	244,403
Weighted average shares outstanding - diluted	245,212	244,723	245,667

Basic net earnings per common share	$0.49	$0.41	$0.52
Diluted net earnings per common share	$0.49	$0.41	$0.51

Other Financial Data:
Capital expenditures	$772	$641	$377

Frontier Communications Parent, Inc.
Unaudited Financial Data

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the five months ended September 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the nine months ended September 30, 2021.

	For the nine	For the five	For the four	For the nine
	months ended	months ended	months ended	months ended
	September 30,	September 30,	April 30,	September 30,
($ in millions and shares in thousands, except per share amounts)	2022	2021	2021	2021
	(Successor)	(Successor)	(Predecessor)	(Non-GAAP Combined)
Statement of Operations Data
Revenue	$4,350	$2,637	$2,231	$4,868

Operating expenses:
Cost of service	1,643	986	830	1,816
Selling, general and administrative expenses	1,293	690	537	1,227
Depreciation and amortization	870	452	506	958
Restructuring costs and other charges	88	19	7	26
Total operating expenses	3,894	2,147	1,880	4,027

Operating income	456	490	351	841

Investment and other income (loss), net	410	(39)	1	(38)
Pension settlement costs	(50)	-	-	-
Reorganization items, net	-	-	4,171	4,171
Interest expense	(356)	(152)	(118)	(270)

Income before income taxes	460	299	4,405	4,704
Income tax expense (benefit)	174	74	(136)	(62)
Net income	$286	$225	$4,541	$4,766

Weighted average shares outstanding - basic	244,711	244,402	104,584	NM
Weighted average shares outstanding - diluted	245,080	245,600	104,924	NM

Basic net earnings per common share	$1.17	$0.92	$43.42	NM
Diluted net earnings per common share	$1.17	$0.92	$43.28	NM

Other Financial Data:
Capital expenditures	$1,860	$646	$500	$1,146

NM - Not meaningful

Frontier Communications Parent, Inc.
Unaudited Financial Data

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the five months ended September 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the nine months ended September 30, 2021.

	For the three months ended	For the three months ended	For the three months ended
	September 30,	June 30,	September 30,
($ in millions)	2022	2022	2021
	(Successor)	(Successor)	(Successor)
Selected Statement of Operations Data
Revenue:
Data and Internet services	$848	$847	$834
Voice services	369	381	411
Video services	127	134	149
Other	82	80	99
Revenue from contracts with customers	1,426	1,442	1,493
Subsidy and other revenue	18	17	83
Total revenue	$1,444	$1,459	$1,576

Other Financial Data
Revenue:
Consumer	$785	$791	$800
Business and Wholesale	641	651	693
Revenue from contracts with customers	$1,426	$1,442	$1,493

Fiber	$691	$685	$684
Copper	735	757	809
Revenue from contracts with customers	$1,426	$1,442	$1,493

	For the nine months ended	For the five months ended	For the four months ended	For the nine months ended
	September 30,	September 30,	April 30,	September 30,
($ in millions)	2022	2021	2021	2021
	(Successor)	(Successor)	(Predecessor)	(Non-GAAP Combined)

Selected Statement of Operations Data
Revenue:
Data and Internet services	$2,531	$1,390	$1,125	$2,515
Voice services	1,136	694	647	1,341
Video services	398	254	223	477
Other	245	161	125	286
Revenue from contracts with customers	4,310	2,499	2,120	4,619
Subsidy and other revenue	40	138	111	249
Total revenue	$4,350	$2,637	$2,231	$4,868

Other Financial Data
Revenue:
Consumer	$2,352	$1,343	$1,133	$2,476
Business and Wholesale	1,958	1,156	987	2,143
Revenue from contracts with customers	$4,310	$2,499	$2,120	$4,619

Fiber	$2,048	$1,139	$903	$2,042
Copper	2,262	1,360	1,140	2,500
Other	-	-	77	77
Revenue from contracts with customers	$4,310	$2,499	$2,120	$4,619

Frontier Communications Parent, Inc.
Unaudited Operating Data

	As of and for the three months ended			For the nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Consumer customer metrics
Customers (in thousands)	3,142	3,159	3,173	3,142	3,173
Net customer losses	(17)	(10)	(23)	(23)	(92)
Average monthly consumer
revenue per customer	$83.05	$83.35	$83.77	$82.68	$85.49
Customer monthly churn	1.76%	1.53%	1.64%	1.55%	1.54%

Broadband customer metrics
Broadband customers (in thousands)	2,831	2,827	2,789	2,831	2,789
Net customer additions (losses)	4	8	(9)	32	(44)

Employees	14,746	15,074	15,803	14,746	15,803

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data

	(Unaudited)
($ in millions)	September 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$230	$2,127
Short-term investments	2,325	-
Accounts receivable, net	422	458
Other current assets	101	103
Total current assets	3,078	2,688

Property, plant and equipment, net	10,847	9,199
Other assets	4,348	4,594
Total assets	$18,273	$16,481

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$15	$15
Accounts payable and other current liabilities	1,962	1,436
Total current liabilities	1,977	1,451

Deferred income taxes and other liabilities	2,243	2,462
Long-term debt	9,120	7,968
Equity	4,933	4,600
Total liabilities and equity	$18,273	$16,481

	As of
	September 30, 2022
Leverage Ratio
Numerator:
Long-term debt due within one year	$15
Long-term debt	9,120
Total debt	$9,135
Less: Cash and cash equivalents	(230)
Short-term investments	(2,325)
Net debt	$6,580

Denominator:
Adjusted EBITDA - last 4 quarters	$2,137

Net Leverage Ratio	3.1	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the three	For the three
	months ended	months ended
	September 30, 2022	September 30, 2021
($ in millions)	(Successor)	(Successor)

Cash flows provided from (used by) operating activities:
Net income	$120	$126
Adjustments to reconcile net loss to net cash provided from
(used by) operating activities:
Depreciation and amortization	296	273
Pension settlement costs	50	-
Stock-based compensation	19	8
Other adjustments	(7)	(6)
Bad debt expense	5	10
Deferred income taxes	74	31
Change in accounts receivable	(8)	43
Change in pension and other postretirement liabilities	(285)	60
Change in accounts payable and other liabilities	17	38
Change in prepaid expenses, income taxes, and other assets	3	20
Net cash provided from operating activities	284	603

Cash flows used by investing activities:
Capital expenditures	(772)	(377)
Proceeds on sale of assets	3	-
Purchases of short-term investments (1)	(625)	-
Sale of short-term investments (1)	600	-
Other	1	1
Net cash used by investing activities	(793)	(376)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(4)	(4)
Finance lease obligation payments	(5)	(5)
Proceeds from sale and lease-back transactions	70	-
Other	-	(1)
Net cash provided from (used by) financing activities	61	(10)

Increase (Decrease) in cash, cash equivalents, and restricted cash	(448)	217
Cash, cash equivalents, and restricted cash at the beginning of the period	708	1,044

Cash, cash equivalents, and restricted cash at the end of the period	$260	$1,261

Supplemental cash flow information:
Cash paid during the period for:
Interest	$88	$37
Income tax payments (refunds), net	$(2)	$3
Reorganization items, net	$-	$-

(1)
Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the five months ended September 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the nine months ended September 30, 2021.

	For the nine	For the five	For the four	For the nine
	months ended	months ended	months ended	months ended
	September 30, 2022	September 30, 2021	April 30, 2021	September 30, 2021
($ in millions)	(Successor)	(Successor)	(Predecessor) (1)	(Non-GAAP Combined)

Cash flows provided from (used by) operating activities:
Net income	$286	$225	$4,541	$4,766
Adjustments to reconcile net loss to net cash provided from
(used by) operating activities:
Depreciation and amortization	870	452	506	958
Pension settlement costs	50	-	-	-
Stock-based compensation	54	8	(1)	7
Non-cash reorganization items, net	-	-	(5,467)	(5,467)
Lease impairment	44	-	-	-
Bad debt expense	19	16	-	16
Other adjustments	(20)	(11)	1	(10)
Deferred income taxes	167	68	(148)	(80)
Change in accounts receivable	16	49	36	85
Change in pension and other postretirement liabilities	(527)	60	(12)	48
Change in accounts payable and other liabilities	94	89	(156)	(67)
Change in prepaid expenses, income taxes, and other assets	(12)	27	46	73
Net cash provided from (used by) operating activities	1,041	983	(654)	329

Cash flows provided from (used by) investing activities:
Capital expenditures	(1,860)	(646)	(500)	(1,146)
Purchases of short-term investments (2)	(3,225)	-	-	-
Sale of short-term investments (2)	900	-	-	-
Proceeds on sale of assets	4	-	9	9
Other	3	1	1	2
Net cash used by investing activities	(4,178)	(645)	(490)	(1,135)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(11)	(8)	(1)	(9)
Proceeds from long-term debt borrowings	1,200	-	225	225
Financing costs paid	(17)	-	(4)	(4)
Finance lease obligation payments	(15)	(9)	(7)	(16)
Proceeds from sale and lease-back transactions	70	-	-	-
Taxes paid on behalf of employees for shares withheld	(7)	-	-	-
Other	(1)	-	(16)	(16)
Net cash provided from (used by) financing activities	1,219	(17)	197	180

Increase (Decrease) in cash, cash equivalents, and restricted cash	(1,918)	321	(947)	(626)
Cash, cash equivalents, and restricted cash at the beginning of the period	2,178	940	1,887	1,887

Cash, cash equivalents, and restricted cash at the end of the period	$260	$1,261	$940	$1,261

Supplemental cash flow information:
Cash paid during the period for:
Interest	$286	$121	$84	$205
Income tax payments, net	$7	$27	$9	$36
Reorganization items, net	$-	$-	$1,397	$1,397

(1)	Due to change in policy subsequent to bankruptcy, Bad debt expense and other numbers in the Successor and Predecessor periods are not comparable.
(2)
Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

SCHEDULE A

Frontier Communications Parent, Inc.
Unaudited Financial Data
Reconciliation of Non-GAAP Financial Measures

Note: While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the nine months ended September 30, 2021.

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in millions)	2022	2022	2021	2022	2021
	(Successor)	(Successor)	(Successor)	(Successor)	(Non-GAAP Combined)

Net income	$120	$101	$126	$286	$4,766
Add back (subtract):
Income tax expense (benefit)	75	69	31	174	(62)
Interest expense	135	118	90	356	270
Investment and other (income) loss, net	(211)	(122)	37	(410)	38
Pension settlement costs	50	-	-	50	-
Reorganization items, net	-	-	-	-	(4,171)
Operating income	169	166	284	456	841
Depreciation and amortization	296	290	273	870	958
EBITDA	$465	$456	$557	$1,326	$1,799

Add back:
Pension/OPEB expense	$13	$18	$18	$50	$62
Restructuring costs and other charges (1)	4	30	8	88	26
Rebranding costs	7	11	-	26	-
Stock-based compensation	19	20	8	54	7
Storm-related insurance proceeds	-	-	(4)	-	(4)
Legal settlement	-	-	-	8	-
Adjusted EBITDA	$508	$535	$587	$1,552	$1,890

EBITDA margin	32.2%	31.3%	35.3%	30.5%	37.0%
Adjusted EBITDA margin	35.2%	36.7%	37.2%	35.7%	38.8%

Free Cash Flow
Net cash provided from operating activities	$284	$229	$603	$1,041	$329
Capital expenditures	(772)	(641)	(377)	(1,860)	(1,146)
Operating free cash flow	$(488)	$(412)	$226	$(819)	$(817)

(1)	Includes $44 million of lease impairment charges for the nine months ended September 30, 2022.

SCHEDULE B

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures

Note: While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the nine months ended September 30, 2021.

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in millions)	2022	2022	2021	2022	2021
	(Successor)	(Successor)	(Successor)	(Successor)	(Non-GAAP Combined)
Adjusted Operating Expenses

Total operating expenses	$1,275	$1,293	$1,292	$3,894	$4,027

Subtract:
Depreciation and amortization	296	290	273	870	958
Pension/OPEB expense	13	18	18	50	62
Restructuring costs and other charges (1)	4	30	8	88	26
Rebranding costs	7	11	-	26	-
Stock-based compensation	19	20	8	54	7
Storm-related insurance proceeds	-	-	(4)	-	(4)
Legal settlement	-	-	-	8	-
Adjusted operating expenses	$936	$924	$989	$2,798	$2,978

(1)	Includes $44 million of lease impairment charges for the nine months ended September 30, 2022.

SCHEDULE C

Frontier Communications Parent, Inc.
Selected Financial and Operating Data
(Unaudited)

Note: While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the nine months ended September 30, 2021.

		As of or for the quarter ended			For the nine months ended
		September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
		(Successor)	(Successor)	(Successor)	(Successor)	(Non-GAAP Combined)
Broadband Revenue ($ in millions)
Total Company	Fiber	$312	$302	$274	$900	$798
	Copper	195	197	204	587	618
	Total	$507	$499	$478	$1,487	$1,416

Estimated Fiber Passings (in millions)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		4.8	4.4	3.8

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		42.9%	42.6%	41.5%
Total Fiber Penetration		33.6%	34.8%	37.0%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	1,502	1,438	1,292
	Copper	1,105	1,163	1,264
	Total	2,607	2,601	2,556

Business (1)	Fiber	104	102	95
	Copper	120	124	138
	Total	224	226	233

Broadband Net Adds (in thousands)
Consumer	Fiber	64	50	29
	Copper	(58)	(41)	(33)
	Total	6	9	(4)

Business (1)	Fiber	2	4	-
	Copper	(4)	(5)	(4)
	Total	(2)	(1)	(4)

Broadband Churn
Consumer	Fiber	1.60%	1.43%	1.56%	1.41%	1.50%
	Copper	2.02%	1.73%	1.89%	1.76%	1.73%
	Total	1.79%	1.57%	1.73%	1.57%	1.62%

Business (1)	Fiber	1.36%	1.28%	1.26%	1.29%	1.27%
	Copper	1.82%	1.63%	1.62%	1.68%	1.68%
	Total	1.61%	1.48%	1.48%	1.51%	1.52%

Broadband ARPU
Consumer	Fiber	$62.97	$63.35	$63.35	$62.84	$62.38
	Copper	49.65	48.47	45.44	47.93	44.47
	Total	$57.17	$56.57	$54.38	$56.04	$53.25

Business (1)	Fiber	$107.28	$107.19	$104.76	$106.84	$103.55
	Copper	65.26	63.00	64.03	64.41	64.65
	Total	$84.49	$82.53	$80.47	$83.16	$80.05

Reconciliation: Broadband ARPU
Consumer	Consumer Fiber Broadband ARPU	$62.97	$63.35	$63.35	$62.84	$62.38
	Gift card impact	1.66	1.38	0.24	1.38	0.08
	Adjusted Consumer Fiber Broadband ARPU	$64.63	$64.73	$63.59	$64.22	$62.46

(1)	Business customers include our small, medium business and larger enterprise (SME) customers. Wholesale customers are excluded.